UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Director Compensation Policy

On March 20, 2019, the Compensation Committee of the Board of Directors (the "Board") of Seelos Therapeutics, Inc. (the "Company") approved a non-employee director compensation policy governing the compensation for the non-employee directors of the Company (the "Non-Employee Director Compensation Policy"), authorizing the payment of an annual retainer of $40,000 for service on the Board, an annual retainer of an additional $40,000 for service as the chairperson of the Board, an annual retainer of $15,000 for service as the chairperson of the Audit Committee of the Board, an annual retainer of $7,000 for service as a member of the Audit Committee of the Board (excluding the chairperson of the committee), an annual retainer of $12,000 for service as the chairperson of the Compensation Committee of the Board, an annual retainer of $5,000 for service as a member of the Compensation Committee of the Board (excluding the chairperson of the committee), an annual retainer of $8,000 for service as the chairperson of the Corporate Governance and Nominating Committee of the Board and an annual retainer of $3,000 for service as a member of the Corporate Governance and Nominating Committee of the Board (excluding the chairperson of the committee), and equity compensation in the form of an option to purchase 24,000 shares of the Company's common stock upon election or appointment to the Board (the "Initial Grants") and an annual option to purchase 16,000 shares of the Company's common stock (the "Annual Grants"). All equity awards will be granted pursuant to the Company's Amended and Restated 2012 Stock Long Term Incentive Plan, as may be amended, restated or superseded. The Initial Grants will vest at rate of one-third of the shares subject to the option on the one-year anniversary of the date of grant and 1/36th of the shares subject to the option on a monthly basis over the following 24 months. The Annual Grants will vest at a rate of 1/12th per month from the date of grant.

In connection with the approval of the Non-Employee Director Compensation Policy, the Compensation Committee granted the following stock options to the Company's non-employee directors: (i) Initial Grants to purchase 24,000 shares of the Company's common stock to each of Brian Lian, Ph.D., Daniel J. O'Connor J.D. and Dr. Robin L. Smith, and (ii) Annual Grants to purchase 16,000 shares of the Company's common stock to each of Dr. Lian, Mr. O'Connor J.D., Dr. Smith and Richard W. Pascoe.

The foregoing description of the Non-Employee Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Employee Director Compensation Policy that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Dr. Mehra Employment Agreement

On March 20, 2019, the Company entered into an Employment Agreement with Raj Mehra, Ph.D., the Company's President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer (the "Employment Agreement"). Pursuant to the Employment Agreement, Dr. Mehra will serve as the Company's President and Chief Executive Officer, his annualized salary will be $450,000 and he will be eligible to receive an annual performance bonus of 50% of his base salary. Dr. Mehra's employment is for an initial term of three years and will be on an "at will" basis.

Pursuant to the Employment Agreement, if Dr. Mehra is terminated by the Company without cause or by Dr. Mehra for good reason (a "Covered Termination") outside of the period commencing three months prior to a change in control and ending 12 months after a change in control (a "Change in Control Period"), the Company will pay to Dr. Mehra an amount equal to the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be vested to the same extent as if Dr. Mehra had provided an additional 12 months of service from the date of his termination. The Company will also either continue to provide Dr. Mehra and his dependents coverage under the Company's group health plan at its sole expense or reimburse Dr. Mehra for such coverage for twelve months from the date of termination.

Further, if Dr. Mehra experiences a Covered Termination during a Change in Control Period, the Company will pay to Dr. Mehra an amount equal to 1.5 times the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be fully vested. The Company will also either continue to provide Dr. Mehra and his dependents coverage under its group health plan at its sole expense or reimburse Dr. Mehra for such coverage for twelve months from the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement that is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Dr. Mehra 2018 Bonus

On March 20, 2019, the Company's Compensation Committee approved the payment of a cash bonus of $250,000 to Dr. Mehra for fiscal 2018.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Exhibits
10.1	Non-Employee Director Compensation Policy
10.2	Employment Agreement by and between Seelos Therapeutics, Inc. and Raj Mehra, Ph.D., dated as of March 20, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: March 26, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer